Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Charles & Colvard, Ltd.
Morrisville, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-225042) and on Forms S-8 (No. 333-151255, No. 333-204496 and No. 333-212265) of Charles & Colvard, Ltd., of our report dated September 6, 2018, relating to the consolidated financial statements, which appear in this Form 10-KT.

/s/ BDO USA, LLP

Raleigh, North Carolina
September 6, 2018